UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2010

ARTHROCARE CORPORATION
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-027422 (Commission File Number)	94-3180312 (I.R.S. Employer Identification Number)

7500 Rialto Blvd., Building Two, Suite 100 Austin, TX 78735 (Address of principal executive offices, including zip code)
(512) 391-3900 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

2010 Executive Officer Bonus Plan

On January 7, 2010, the Board of Directors of ArthroCare Corporation (the “Company”) adopted the Company’s 2010 Executive Officer Bonus Plan, a copy of which is attached hereto as Exhibit 10.1, which is a cash bonus plan in which all of the Company’s named executive officers are participants.  Under the 2010 Executive Officer Bonus Plan, all named executive officers, except the Chief Executive Officer, are eligible to receive a target cash bonus equal to a percentage of their base salary, as set forth in the plan, subject to certain bonus multipliers.  The Chief Executive Officer is eligible to receive a target cash bonus equal to up to 80% of his base salary under this plan, subject to certain bonus multipliers.  The actual bonus awarded under this plan to each participant will be a function of both the Company’s achievement as it relates to the Company’s goals for total revenue, adjusted operating margin and adjusted earnings before interest, tax, depreciation, amortization and non-cash equity compensation (EBITDAC) as set forth in the Company’s operating budget for the period of January 1, 2010 through December 31, 2010 and the participant’s achievement of personal performance objectives determined by the Chief Executive Officer or, in the case of the Chief Executive Officer, by the Board of Directors.

The foregoing description of the 2010 Executive Officer Bonus Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2010 Executive Officer Bonus Plan attached hereto.

Item 9.01              Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1	2010 Executive Officer Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: January 11, 2010	By:	/s/ David Fitzgerald
David Fitzgerald
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	2010 Executive Officer Bonus Plan